Earnings Conference Call First Quarter 2024 May 9, 2024

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants’ combined 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants’ First Quarter 2024 Quarterly Report on Form 10-Q (to be filed on May 9, 2024) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 13, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this presentation. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this presentation. Cautionary Statements Regarding Forward-Looking Information 2

The Registrants report their financial results in accordance with accounting principles generally accepted in the United States (GAAP). Constellation supplements the reporting of financial information determined in accordance with GAAP with certain non-GAAP financial measures, including: • Adjusted operating earnings (and/or its per share equivalent) exclude certain costs, expenses, gains and losses and other specified items, including mark-to-market adjustments from economic hedging activities and fair value adjustments related to gas imbalances and equity investments, decommissioning related activity, asset impairments, certain amounts associated with plant retirements and divestitures, pension and other post-employment benefits (OPEB) non-service credits, separation related costs and other items as set forth in the Appendix • Adjusted cash flows from operations primarily includes net cash flows from operating activities and collection of Deferred Purchase Price (DPP) related to the revolving accounts receivable arrangement, which is presented in cash flows from investing activities under GAAP • Free cash flows before growth (FCFbG) is adjusted cash flows from operations less capital expenditures under GAAP for maintenance and nuclear fuel, non-recurring capital expenditures related to separation and Enterprise Resource Program (ERP) system implementation, changes in collateral, net merger and acquisitions, and equity investments and other items as set forth in the Appendix • Adjusted gross margin is defined as adjusted operating revenues less adjusted purchased power and fuel expense, excluding revenue related to decommissioning, gross receipts tax, variable interest entities, and net of direct cost of sales for certain end-user businesses – Adjusted operating revenues excludes the mark-to-market impact of economic hedging activities due to the volatility and unpredictability of the future changes in commodity prices – Adjusted purchased power and fuel excludes the mark-to-market impact of economic hedging activities and fair value adjustments related to gas imbalances due to the volatility and unpredictability of the future changes in commodity prices • Adjusted operating and maintenance (O&M) excludes direct cost of sales for certain end-user businesses, Asset Retirement Obligation (ARO) accretion expense from unregulated units and decommissioning costs that do not affect profit and loss, the impact from operating and maintenance expense related to variable interest entities at Constellation, and other items as set forth in the reconciliation in the Appendix Due to the forward-looking nature of our Adjusted Operating Earnings guidance, Projected Adjusted Gross Margin, and Projected Free Cash Flow Before Growth, we are unable to reconcile these non-GAAP financial measures to the comparable GAAP measures given the inherent uncertainty required in projecting gains and losses associated with the various fair value adjustments required by GAAP. These adjustments include future changes in fair value impacting the derivative instruments utilized in our current business operations, as well as the debt and equity securities held within our nuclear decommissioning trusts, which may have a material impact on our future GAAP results. Non-GAAP Financial Measures 3

This information is intended to enhance an investor’s overall understanding of period over period financial results and provide an indication of Constellation’s operating performance by excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this information is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. These non-GAAP financial measures are not a presentation defined under GAAP and may not be comparable to other companies’ presentations of similarly titled financial measures. Constellation has provided these non-GAAP financial measures as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These non-GAAP measures should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP measures provided in the materials presented. Non-GAAP financial measures are identified by the phrase “non-GAAP” or an asterisk (*). Reconciliations of these non-GAAP measures to the most comparable GAAP measures are provided in the appendices and attachments to this presentation. Non-GAAP Financial Measures Continued 4

Key Updates 5 Board authorized additional $1 billion in share repurchases Credit rating upgraded by Moody’s to Baa1 GAAP earnings of $2.78 per share (1) Adjusted Operating Earnings* of $1.82 per share (1) Issued the first U.S. corporate green bond for nuclear Affirming full-year Adjusted Operating Earnings* guidance range of $7.23 - $8.03 per share (2) (1) Q1 2024 earnings per share is based on average diluted common shares outstanding of 318 million (2) Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 316 million Note: GAAP to Non-GAAP reconciliations for Adjusted Operating Earnings* can be found on page 28 of the Appendix Calvert Cliffs Clean Energy Center

Support For Nuclear Continues to Build 6 State Zero Emission Credit, Carbon Mitigation Programs and Federal Nuclear Production Tax Credit Federal Funding For Domestic Enrichment and Conversion Corporate PPAs for Existing Nuclear Financial Community Support States Removing Barriers and Signaling Support States Recognizing Nuclear as a Clean Energy Source States Incentivizing Nuclear Technology and Supply Chain

Best-in-Class Nuclear Operations (1,2) • Nuclear Capacity Factor: 93.3% • Operated production of 41.1 TWhs • Completed three refueling outages in Q1. Average refueling outage duration of completed outages in Q1 is less than 22 days. 7 Constellation Provides Reliable and Available Carbon-Free Power (1) Salem and STP are not included in operational metrics (outage days, capacity factor and generation) (2) Capacity factors reflect net monthly mean methodology. Capacity factors for periods in prior years may not tie to previous earnings presentations due to change in methodology for comparison purposes, however full year reported capacity factors are not impacted. (3) Carbon-free electricity reflected at ownership. Measured using the EPA Greenhouse Gas Emissions calculator https://www.epa.gov/energy/greenhouse-gas-equivalencies-calculator. 75% 80% 85% 90% 95% 100% 28 32 36 40 44 48 N u cl ea r T W h s C ap acity F acto r Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Q4 23 Q1 24 TWhs Capacity Factor Generated ~46.9 TWhs of carbon-free electricity, which avoided ~32.7 million metric tons of carbon dioxide; equivalent to over 7.8 million passenger vehicles being removed for one year (3) Historical Nuclear Fleet Capacity Factor (1,2) Strong Performance Across Our Renewable and Natural Gas Fleet • Renewable Energy Capture: 96.3% • Power Dispatch Match: 97.9%

Leading Customer Platform Enables Businesses to Meet Their Energy and Sustainability Needs

Customer Operational Metrics (TTM)



35%
12%
72%
89%
C&I Power New Customer Win Rate
C&I Gas New Customer Win Rate
C&I Power Customer Renewal Rate
C&I Gas Customer Renewal Rate

Q1 2024 Electric Load Served by Region (TWhs)



Wholesale
Retail
11
1
9
17
6
11
5
2
3
4
13
5
7
Midwest
Mid-Atlantic
ERCOT
New York
Other (1)

Signed Two Hourly Matching and CORe+ (2) Agreements with Leading Companies

Customers continue to recognize the importance of having clean energy for every hour they consume electricity

Comcast	Customer 2
New, blended hourly-matched carbon-free energy and CORe+ contract. Supports new solar installation.	Converted an existing CORe+ customer to a blended hourly-matched carbon-free energy product using existing CORe+ solar and carbon-free energy

Note: Items may not sum due to rounding
(1) Other includes New England, South and West
(2) CORe+: Constellation's offsite renewable product offers customers access to new-build renewable energy projects and RECs through a physical, retail electric supply agreement

8

Constellation

(1) Q1 2023 earnings per share is based on average diluted common shares outstanding of 328 million (2) Q1 2024 earnings per share is based on average diluted common shares outstanding of 318 million (3) Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 316 million Q1 2024 Results 9 Year-over-Year Adj. Operating Earnings* Drivers $0.29 $2.78 $0.78 $1.82 GAAP Net Income Q1 2023 (1) GAAP Net Income Q1 2024 (2) Adjusted Operating Earnings* Q1 2023 (1) Adjusted Operating Earnings* Q1 2024 (2) Affirming full-year Adjusted Operating Earnings* guidance range of $7.23 - $8.03 per share (3) • Continued strong commercial performance through portfolio optimization and customer margins • First quarter of nuclear PTC being in effect and of sharing the benefit with states • Higher nuclear output • Lower costs from refueling outages • Contribution from addition of ownership interest in the South Texas Project • Higher O&M Note: GAAP to Non-GAAP reconciliations for Adjusted Operating Earnings* can be found on page 28 of the Appendix $/share

Constellation's Strong Balance Sheet Recognized by Moody's Upgrade

Current Credit Ratings

Moody's Upgrades Constellation's Credit Rating to Baa1

Moody's	Baa1; stable outlook [1]
S&P	BBB+; stable outlook

Share Repurchase Update

- Repurchased ~1.7 million shares [3] for ~$350 million since the February 2024 Business and Earnings Outlook call, bringing Q1 cash deployed to ~$500 million
- Cumulatively, we have deployed ~$1.5 billion to repurchase ~13.5 million shares [3] through Q1 2024
- Received authorization for incremental $1 billion in April 2024, bringing total program to $3 billion with ~$1.5 billion remaining

2024 Target Credit Metrics [2]


35%
45%
< 2.0x
Moody's CFO Pre-WC/ Debt*
S&P FFO / Debt*
S&P Debt/EBITDA*

Green Bond Financing

Issued $900M of 30-year green senior notes in March 2024 – the first U.S. corporate green bond that can be used to finance nuclear energy projects

Note: Items may not sum due to rounding. GAAP to Non-GAAP definitions for credit metrics can be found on pages 26-27 of the Appendix
(1) Credit rating upgraded by Moody's to Baa1 from Baa2 on March 22, 2024
(2) Credit metrics forecast as of February 2024 Business and Earnings Outlook disclosure
(3) In March 2024, Constellation entered a $350M accelerated share repurchase agreement. The shares repurchased to date exclude remaining shares to be delivered upon the completion of the transaction in May 2024.

10

Constellation

11 Note: Items may not sum due to rounding. (1) Beginning Cash Available reflects excess cash balance above minimum targets as of December 31, 2023 (2) Available Cash is a midpoint of a range based on December 31, 2023, market prices $5.7 - $6.1 $0.1 2024 - 2025 Available Cash (2) ($0.9) Identified Growth ($0.9) Dividend ($0.5) ($0.5) ($1.0) Authorized Share Repurchases ($2.1 - $2.5) Capital Available to be Allocated FCFbG* Beginning Cash Available (1) $5.8 - $6.2 ($2.0) ($B) Deployed ~$500M through March 31, 2024 Approximately $2.3 Billion of Capital Still to Be Allocated in 2024-2025 Additional Authorization in April 2024 Remaining Authorization from December 2023

Constellation – Our Assets Are Unmatched 12 Visible, Double-Digit Long-Term Base EPS Growth Backed by the Nuclear Production Tax Credit (PTC) Best and Largest Operator of Carbon-Free, Long-Lived, 24/7 Nuclear Plants Uniquely Positioned to Support Economic Growth and Electric System Reliability Growing Product Opportunities Through Leading Customer Platform 180M MWhs of Carbon-Free Electricity Will Benefit from Higher Prices and Attribute Payments Strong Free Cash Flows and High Investment Grade Balance Sheet

Additional Disclosures 13

20 25 30 35 40 45 50 55 60 20 25 30 35 40 45 50 55 60 Market Revenues ($/MWh) M ar ke t R ev en u es + P T C ( $ / M W h ) 14 PTC Provides Support for Nuclear Units When Revenues Fall Below $43.75/MWh Illustrative Payoff Dynamics for Non-State-Supported Units in 2024 • The PTC provides support of up to $15.00/MWh for units when revenues are between $25.00/MWh and $43.75/MWh while preserving the ability of the unit to participate in upside from commodity markets • The green line assumes revenues of $47.00/MWh. Since it is above the $43.75/MWh PTC phase out units would not receive PTC value • When revenues fall below the $43.75/MWh phase out, the PTC will provide revenue support for the units, bringing effective realized revenues back to $43.75 • Assuming revenues of $35.00/MWh, the orange line, we would expect units to receive $7.00/MWh PTC, bringing the total value the unit would receive to $42.00/MWh and $44.33/MWh (1) on a tax adjusted basis Competitive Unit Payoff $35/MWh $47/MWh PTC provides support from $25/MWh - $43.75/MWh (1) Grossed up assuming 25% tax rate

Inflation of Nuclear Production Tax Credit (PTC) (1)

PTC Overview

- The PTC is in effect through 12/31/32
- In the base year 2024, Constellation qualifies for the nuclear PTC up to $15.00/MWh; the PTC amount is reduced by 80% of gross receipts exceeding $25.00/MWh, phasing out completely after $43.75/MWh
- The nuclear PTC can be credited against taxes or monetized through sale to an unrelated taxpayer

PTC Inflation Adjustment

- Starting in 2025, the maximum PTC and gross receipts threshold are subject to an inflation adjustment based on the GDP price deflator for the preceding calendar year:

$$\text{Inflation Adjustment} = \frac{\text{GDP price deflator in preceeding year}}{\text{GDP price deflator in 2023}}$$

- Maximum PTC is rounded to nearest $2.50/MWh and gross receipts threshold is rounded to nearest $1.00/MWh

Example Assuming 2%, 3% and 4% Inflation (2)

	2% Inflation			3% Inflation			4% Inflation		
	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0	Maximum PTC	Gross Receipts Threshold	Power Price At Which PTC=$0
2024	$ 15.00	$ 25.00	$ 43.75	$ 15.00	$ 25.00	$ 43.75	$ 15.00	$ 25.00	$ 43.75
2025	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 26.00	$ 44.75
2026	$ 15.00	$ 26.00	$ 44.75	$ 15.00	$ 27.00	$ 45.75	$ 15.00	$ 27.00	$ 45.75
2027	$ 15.00	$ 27.00	$ 45.75	$ 17.50	$ 27.00	$ 48.88	$ 17.50	$ 28.00	$ 49.88
2028	$ 15.00	$ 27.00	$ 45.75	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 29.00	$ 50.88
2029	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 29.00	$ 50.88	$ 17.50	$ 30.00	$ 51.88
2030	$ 17.50	$ 28.00	$ 49.88	$ 17.50	$ 30.00	$ 51.88	$ 20.00	$ 32.00	$ 57.00
2031	$ 17.50	$ 29.00	$ 50.88	$ 17.50	$ 31.00	$ 52.88	$ 20.00	$ 33.00	$ 58.00
2032	$ 17.50	$ 29.00	$ 50.88	$ 20.00	$ 32.00	$ 57.00	$ 20.00	$ 34.00	$ 59.00

(1) See H.R. 5376 for additional details; all numbers assume that prevailing wage requirements are satisfied
(2) Annual inflation adjustment is consistent with past published guidance for renewable energy credits, published annually

15

Constellation.

States Taking Action for Nuclear 16 Exploring Nuclear Technology with Studies, Working Groups, Commissions and Task Forces Recognizing Nuclear as a Clean Energy Resource Removing Barriers and Signaling Support Incentivizing Nuclear Technology and Supply Chain Kentucky, Michigan, Tennessee, Virginia, Washington and Wyoming Repealing Nuclear Moratoriums: Illinois repealed, Hawaii and Rhode Island introduced Signaling Regulator Support: Indiana, Mississippi, North Carolina and South Dakota Idaho, Michigan, Minnesota, North Carolina, Tennessee and Utah Connecticut, Indiana, Kentucky, Louisiana, Maryland, Michigan, Ohio, Tennessee and Texas Source: Nuclear Energy Institute (NEI)

Long-Term Debt Maturity Profile (1) 17 Note: Items may not sum due to rounding (1) Maturity profile excludes non-recourse debt, P-Cap facility, securitized debt, capital leases, unamortized debt issuance costs and unamortized discount/premium (2) Long-term debt balances reflect Q1 2024 Form 10-Q GAAP financials, which include items listed in footnote 1 except for the P-Cap facility ($M) Long-Term Debt Balances (2) $7.0BRecourse $1.5BNon-Recourse $8.5BTotal Long-Term Debt As of 3/31/2024 $900 $750 $79 $600 $500 $900 $350 $788 $900 $900 $334 2 0 2 6 2 0 2 7 2 0 2 8 2 0 2 9 2 0 3 0 2 0 3 1 2 0 3 2 2 0 3 3 2 0 3 4 2 0 3 5 2 0 3 6 2 0 3 7 2 0 3 8 2 0 3 9 2 0 4 0 2 0 2 5 2 0 4 2 2 0 4 3 2 0 4 4 2 0 4 5 2 0 4 6 2 0 4 7 2 0 4 8 2 0 4 9 2 0 5 0 2 0 5 1 2 0 5 2 2 0 5 3 2 0 5 4 2 0 2 4 $23 2 0 4 1 Sr. Notes Tax-Exempt Bonds

Modeling Slides from Business and Earnings Outlook Call February 27, 2024 18

BASE EARNINGS • Earnings that are consistent, visible, and easy to calculate that will grow over time through returns on organic growth, PTC inflation, and share repurchases • Easily modeled using simple PxQ, for example: – PTC price (assuming 2% inflation) x quantity – 13-year historical and forward average weighted commercial margin x quantity • Typically, 80-90% of expected future earnings Base Earnings Give Visibility into Constellation’s Stability and Growth Base Earnings $5.45-$5.55 2024 Adjusted Operating Earnings* Guidance Range ($7.23 - $8.03) ENHANCED EARNINGS • Earnings that reflect additional value above base earnings • Examples include: - Stronger than 13-year historical and forward average retail margins - Power price sales above the PTC floor - Capturing outsized value from volatility 19 Note: Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 316 million

2024 2025 2026 2027 2028 (1) 20 Visible 10%+ Adjusted Operating Earnings* Growth on Base Earnings Long-term growth rate of at least 10% from 2024-2028 but will vary from year to year • Inflation greater than 2% assumption • Attribute payments for reliable, carbon-free power sales • Commercial margins above the assumed 13-year average Items Not Included in Growth Rate 20282027202620252024Factors $45.75$45.75$44.75$44.75$43.75 PTC Step-Up (2% Inflation) n/a $34.50 Roll- off in May $34.09$33.47$33.04CMC Program 1215151215Number of Planned Outages (2) Typical range Above typical range Above typical range Typical rangeTypical rangeCEG Outage Duration (3) Base Earnings 181 183 180 181 184 Expected Nuclear Generation (million MWhs) (2,4) (1) Illustrative (2) Includes Salem and STP (3) Planned outage durations vary due to unit-specific attributes and outage work scope (4) Reflected at ownership share

Modeling Tools for Base Earnings



$5.45 - $5.55
$6.35 - $6.45
2024
2025

	2024		2025	
Adjusted Gross Margin* (Base Only) (1)	**Quantity (million MWhs)**	**Prices ($/MWh)**	**Quantity (million MWhs)**	**Prices ($/MWh)**
Nuclear (2)				
Illinois CMC Units (3)	54	$33.04	54	$33.47
NY Units (4)	25	$60 - $61	26	$60 - $63
Remaining Units (PTC)	102	$43.75	102	$44.75
Nuclear Fuel Amortization		($4.85 - $4.90)		($5.30 - $5.35)
Non-Nuclear				
Wind/Solar	5	~$60 - $70 Avg.	5	~$60 - $70 Avg.
Hydro	2	~$45	2	~$45
Natural Gas, Oil, Other	20	~$20 spark spread	18	~$20 spark spread
Capacity Revenues	See Appendix page 23		See Appendix page 23	
Commercial	**Projected Volumes**	**Average Margin**	**Projected Volumes**	**Average Margin**
Power Margins	200 million MWhs	$3.50 - $3.60 / MWh	205 million MWhs	$3.50 - $3.60 / MWh
Gas Margins	855 million dth	$0.25 - $0.30 / dth	840 million dth	$0.25 - $0.30 / dth
Other Commercial Margin	~$400M		~$450M	

Other Modeling Inputs	2024	2025
Other Revenues	$75	$50
Adjusted O&M*	($5,225)	($5,125)
TOTI (5)	($450)	($450)
Other, Net	($50)	($25)
Depreciation and Amortization	($1,000)	($1,025)
Interest Expense, Net (6)	($425)	
Effective Tax Rate (7)	17%	19%

Note: Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 316 million
(1) To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements
(2) Reflected at ownership share; includes Salem and STP
(3) Reflects calendar year price based on weighted average CMC price for 2023/2024, 2024/2025, and 2025/2026 planning years
(4) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(5) TOTI includes gross receipts tax
(6) Interest expense is not reflective of capital allocation
(7) Effective tax rate reflects PTC revenues as of December 31, 2023

21

Constellation

Detailed Modeling Inputs for Base Earnings

Expected Generation (million MWhs) (1)

Nuclear	2024	2025	2026	2027	2028
IL CMC Units	54	54	53	23	-
NY Units	25	26	25	26	25
Remaining Units	102	102	102	132	159
Total Nuclear	**181**	**183**	**180**	**181**	**184**

Number of Planned Refueling Outages (1)	15	12	15	15	12

Price ($/MWh)

	2024	2025	2026	2027	2028
IL CMC Units (2)	$33.04	$33.47	$34.09	$34.50	
NY Units (3)	$60 - $61	$60 - $63			
Remaining Units (2% Inflation)	$43.75	$44.75	$44.75	$45.75	$45.75
Nuclear Fuel	($4.85 - $4.90)	($5.30 - $5.35)			

PTC Inflation Scenarios ($/MWh)

	2024	2025	2026	2027	2028
2% Inflation	$43.75	$44.75	$44.75	$45.75	$45.75
3% Inflation	$43.75	$44.75	$45.75	$48.88	$49.88
4% Inflation	$43.75	$44.75	$45.75	$49.88	$50.88

Volume

Commercial (Retail/Wholesale)	2024	2025
Power	200 million MWhs	205 million MWhs
Gas	855 million dth	840 million dth

Margins (13-Year Average) (4)

2024
$3.50 - $3.60/MWh
$0.25 - $0.30/dth

Note: Items may not sum due to rounding
(1) Reflected at ownership; includes Salem and STP
(2) Reflects calendar year price based on weighted average CMC prices across planning years
(3) Values reflect the total of energy, capacity, and ZEC consistent with the rate-setting mechanism
(4) 13-Year average represents eight years of historical realized margins and five years of forward-looking forecast

22

Detailed Modeling Inputs for Base Earnings (continued) 23 (1) Hydro revenue price and representative spark spread reflect consistent historical average we have achieved across hydro and fossil assets, respectively (2) Volumes are rounded and reflect Constellation’s ownership share of partially owned units (3) ISO-NE: ISO New England; NEMA: Northeastern Massachusetts and Boston; SEMA: Southeastern Massachusetts (4) Represents offered capacity at ownership Expected Generation (million MWhs) Non-Nuclear (Energy) 2024 2025 Wind/Solar 5 5 Historical renewable contracts $60 - $70 Hydro 2 2 Hydro revenue price ($/MWh) $45 Natural Gas, Oil, Other 20 18 Representative spark spread ($/MWh) $20 2023/2024 2024/2025 Non-Nuclear (Capacity) Cleared Volumes (MW) (2) Price ($/MW-day) Cleared Volumes (MW) (2) Price ($/MW-day) EMAAC - - 1,950 $55 MAAC 2,175 $49 200 $49 BGE 425 $70 425 $73 Total PJM Portfolio 2,600 2,575 2023/2024 2024/2025 Capacity (4) Price ($/MW-day) Capacity (4) Price ($/MW-day) NEMA 1,525 $66 115 $131 SEMA 235 $597 235 $632 Total ISO-NE (3) 1,760 350 Note: Capacity revenues for nuclear units are included in the gross receipts calculation for the PTC and therefore not provided Modeling Prices ($/MWh) (1)

Additional Modeling Inputs and Information

Other Modeling Inputs ($M)	2024	2025
Adjusted Gross Margin* (Enhanced Only)	$675 - $950	$575-$850
Other Revenues	$75	$50
Adjusted O&M*	($5,225)	($5,125)
TOTI (1)	($450)	($450)
Other, Net	($50)	($25)
Depreciation and Amortization	($1,000)	($1,025)
Interest Expense, Net (2)	($425)	
Effective Tax Rate Including PTC (3)	17%	19%
Effective Tax Rate Excluding PTC (4)	24%	24%

Additional Information	2024	2025
Retail Power Margins Above 13-year Average	$1.75	$0.50
Percentage of Nuclear Fleet in PTC Zone	87%	82%
Reference Prices (5)		
NIHub ATC ($/MWh)	$35.78	$39.02
PJM-W ATC ($/MWh)	$41.87	$46.31
New York Zone A ATC ($/MWh)	$37.51	$40.26
ERCOT-N ATC Spark Spread ($/MWh)	$29.11	$21.29
ERCOT-N Peak Spark Spread ($/MWh)	$43.30	$32.50

Note: Full-year 2024 earnings guidance is based on expected average diluted common shares outstanding of 316 million
(1) TOTI includes gross receipts tax
(2) Interest expense is not reflective of capital allocation
(3) Reflects effective tax rate inclusive of PTC revenues as of December 31, 2024. To the extent we receive nuclear PTCs, the value will be reflected in revenues on the GAAP financial statements.
(4) Reflects effective tax rate excluding impact of PTC revenues as of December 31, 2024
(5) Based on prices as of December 31, 2024

24

Constellation.

Appendix Reconciliation of Non-GAAP Measures 25

CFO (Pre-WC) (c) Moody’s CFO Pre-WC/Debt (3) = FFO (a) S&P FFO/Debt (2) = Adjusted Debt (d)Adjusted Debt (b) Moody’s CFO Pre-WC Calculation (3)S&P FFO Calculation (2) Cash Flow From OperationsGAAP Operating Income +/- Working Capital Adjustment+ Depreciation & Amortization - Nuclear Fuel Amortization= EBITDA +/- Other Moody’s CFO Adjustments- Interest = CFO Pre-Working Capital (c) +/- Cash Taxes + Nuclear Fuel Amortization +/- Mark-to-Market Adjustments (Economic Hedges) +/- Other S&P Adjustments = FFO (a) Moody’s Adjusted Debt Calculation (3)S&P Adjusted Debt Calculation (2) Long-Term DebtLong-Term Debt + Short-Term Debt+ Short-Term Debt + Underfunded Pension (pre-tax)+ Purchase Power Agreement and Operating Lease Imputed Debt + Operating Lease Imputed Debt+ Pension/OPEB Imputed Debt (after-tax) +/- Other Moody’s Debt Adjustments+ AR Securitization Imputed Debt = Adjusted Debt (d)- Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet +/- Other S&P Adjustments = Adjusted Debt (b) GAAP to Non-GAAP Reconciliations for Credit Metrics (1) 26 (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology (3) Calculated using Moody’s Methodology

Adjusted Debt (a) S&P Debt/EBITDA (2) = EBITDA (b) S&P Adjusted Debt Calculation (2) Long-Term Debt + Short-Term Debt + Purchase Power Agreement and Operating Lease Imputed Debt + Pension/OPEB Imputed Debt (after-tax) + AR Securitization Imputed Debt - Off-Credit Treatment of Non-Recourse Debt - Cash on Balance Sheet +/- Other S&P Adjustments = Adjusted Debt (a) S&P EBITDA Calculation (2) GAAP Operating Income + Depreciation & Amortization = EBITDA + Nuclear Fuel Amortization +/- Mark-to-Market Adjustments (Economic Hedges) +/- Other S&P Adjustments = EBITDA (b) GAAP to Non-GAAP Reconciliations for Credit Metrics (1) 27 (1) Due to the forward-looking nature of some forecasted non-GAAP measures, information to reconcile the forecasted adjusted (non-GAAP) measures to the most directly comparable GAAP measure may not be available; therefore, management is unable to reconcile these measures (2) Calculated using S&P Methodology

Three Months Ended March 31, 20242023 Earnings Per Share Earnings Per Share Adjusted Operating Earnings* Reconciliation ($M except per share data) $2.78$883$0.29$96 GAAP Net Income (Loss) Attributable to Common Shareholders ($0.53)($170)$0.69$227Unrealized (Gain) Loss on Fair Value (1) $0.04$12($0.06)($19)Plant Retirements & Divestitures ($0.21)($67)($0.23)($74)Decommissioning-Related Activities (2) $0.01$2($0.03)($10)Pension & OPEB Non-Service (Credits) Costs $0.02$5$0.07$23Separation Costs (3) $0.01$4$0.01$2ERP System Implementation Costs (4) --$0.04$12Change in Environmental Liabilities ($0.28)($88)--Income Tax-Related Adjustment (5) ($0.01)($2)-($1)Noncontrolling Interests (6) $1.82$579$0.78$256Adjusted Non-GAAP Operating Earnings* GAAP to Non-GAAP Reconciliation – Adjusted Operating Earnings* 28 Note: Items may not sum due to rounding. Earnings per share amount is based on average diluted common shares outstanding of 318 million and 328 million for the three months ended March 31, 2024 and 2023, respectively. (1) Includes mark-to-market on economic hedges, interest rate swaps, and fair value adjustments related to gas imbalances and equity investments (2) Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDT), Asset Retirement Obligation(ARO) accretion, Asset Retirement Cost (ARC) depreciation, ARO remeasurement, and impacts of contractual offset for Regulatory Agreement Units (3) Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the transition services agreement (TSA) (4) Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation; system implemented in the first quarter of 2024 (5) Primarily reflects the adjustment to deferred income taxes due to changes in forecasted apportionment (6) Represents elimination of the noncontrolling interest related to certain adjustments

GAAP to Non-GAAP Reconciliation 29 20252024Adjusted O&M* Reconciliation ($M) $5,525$5,650GAAP O&M ($150)($150)Decommissioning-Related Activities (1) ($250)($275) Direct cost of sales incurred to generate revenues for certain Commercial and Power businesses (2) --Change in Environmental Liabilities --Asset Impairment $5,125$5,225Adjusted O&M* Note: Items may not sum due to rounding. All amounts rounded to the nearest $25M. Reflects disclosure as of February 27, 2024. (1) Reflects all gains and losses associated with ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units (2) Reflects the direct cost of sales of certain businesses, which are included in gross margin.

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